UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2009

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events.

Consolidated Edison Company of New York, Inc. (Con Edison of New York), the staff of the New York State Public Service Commission (PSC) and other parties entered into a Joint Proposal, dated as of November 23, 2009, with respect to the company’s rates for electric delivery service.

The Joint Proposal, which is subject to PSC approval, covers the three-year period April 2010 through March 2013 and provides for electric base rate increases of $420 million, effective April 2010 and 2011, and $287 million, effective April 2012, with an additional $133 million to be collected through a surcharge in the rate year ending March 2013. The Joint Proposal reflects the following major items:

•	A weighted average cost of capital of 7.76 percent, reflecting:

•

return on common equity of 10.15 percent, assuming achievement by the company of unspecified austerity measures that would result in reductions in operations and maintenance expenses of $27 million, $20 million and $13 million in the rate years ending March 2011, 2012 and 2013, respectively;

•	cost of long-term debt of 5.65 percent;

•	common equity ratio of 48 percent; and

•	average rate base of $14,887 million, $15,987 million and $16,826 million for the rate years ending March 2011, 2012 and 2013, respectively.

•

Deferral as a regulatory liability of the revenue requirement impact (i.e., return on investment, depreciation and income taxes) of the amount, if any, by which (A) actual average net plant balances allocable to the company’s electric business for (i) transmission and distribution, excluding municipal infrastructure support (T&D), (ii) generation, shared services and, subject to certain adjustments, municipal infrastructure support (Other) and (iii) a finance and supply chain enterprise resource project (ERP) are less than (B) amounts reflected in rates for the respective category for each rate year. The amounts reflected in rates are:

	Rate Year Ending March 31,
(millions of dollars)	2011	2012	2013
T&D	$13,818	$14,742	$15,414
Other	1,487	1,565	1,650
ERP	—	25	115

•

Any deferral for T&D and Other for the rate year ending March 2011 will be based on average net plant balances for the year and for the rate years ending March 2012 and 2013 will be based on average net plant balances over the term of the Joint Proposal.

•	Any deferral for ERP would be based on average net plant balances for ERP over the term of the Joint Proposal.

•

During the term of the Joint Proposal, the company will not accrue any additional revenue for carrying charges on any capital expenditures allocable to its electric business in excess of specified limits (which limits exclude certain expenditures, including expenditures for projects for which the company has been selected to receive grants under the American Recovery and Reinvestment Act of 2009):

•	T&D capital expenditures - $1,200 million for the rate year ending March 2011 and an aggregate $2,300 million for the period from April 2011 through March 2013;

•	Other capital expenditures - $220 million for the rate year ending March 2011 and an aggregate $402 million for the period from April 2011 through March 2013; and

•	ERP capital expenditures - $125 million.

•

The company is not precluded from seeking to recover in rates effective after March 2013 the annual revenue requirement for T&D and Other capital expenditures made during the term of the Joint Proposal in excess of the applicable capital expenditure limit; provided that:

•	the company can justify the need for and reasonableness of, and the company’s inability to reasonably avoid, such excess capital expenditures; and

•	the return on investment for any such excess T&D or Other capital expenditures made during the rate year ending March 2011 will be calculated based on the company’s overall cost of debt.

•

Sharing with electric customers of any actual earnings, excluding the effects of any penalties and certain other items, above specified percentage returns on equity (based on actual average common equity ratio, subject to a 50 percent maximum) as follows:

•

for the rate year ending March 2011, the company will allocate to customers the revenue requirement equivalent of 50 percent of earnings above 11.15 percent up to and including 12.149 percent, 75 percent of earnings equal to or in excess of 12.15 percent up to and including 13.149 percent and 90 percent of earnings equal to or in excess of 13.15 percent;

•

for the rate years ending March 2012 and 2013, the company will allocate to customers the revenue requirement equivalent of 60 percent of the earnings, calculated on a cumulative basis for such years, in excess of 10.65 percent up to and including 12.149 percent, 75 percent of such cumulative earnings equal to or in excess of 12.15 percent up to and including 13.149 percent and 90 percent of such cumulative earnings equal to or in excess of 13.15 percent;

•	the customers’ share of any such earnings and 50 percent of the company’s share would be applied to reduce regulatory assets for pensions and other post-retirement benefits and other costs; and

•

in the event the company does not file for a rate increase to take effect in April 2013, the earnings sharing levels for the rate year ending March 2013 will continue in effect, calculated on an annual basis, until base rates are reset by the PSC.

•

Deferral as a regulatory asset or liability, as the case may be, of differences between the actual level of certain expenses, including, among others, expenses for pension and other postretirement benefits, environmental remediation, property taxes and (for the rate years ending March 2012 and 2013) long-term debt, and amounts for those expenses reflected in rates (with deferral for the difference in property taxes limited to 80 percent of the difference, subject to annual maximum for the remaining 20 percent of the difference of not more than a 10 basis point impact on return on common equity).

•

Continuation of the revenue decoupling mechanism under which the company’s actual electric delivery revenues would be compared, on a periodic basis, with the delivery revenues reflected in rates, with the difference accrued as a regulatory liability (for refund to electric customers) or a regulatory asset (for recovery from electric customers), as the case may be.

•	Continuation of the rate provisions pursuant to which the company recovers its purchased power and fuel costs from electric customers.

•	Continuation of provisions for potential operations penalties of up to $152 million annually if certain electric customer service and system reliability performance targets are not met.

•

Collection from electric customers of $249 million on an annual basis subject to potential refund following further PSC review and completion of an investigation by the PSC staff of the $1.6 billion of capital expenditures during the April 2005 through March 2008 period covered by the 2005 electric rate agreement for transmission and distribution utility plant that were above the amounts of such expenditures reflected in rates.

•

The amount to be collected would also be subject to refund in the event the PSC determined that some disallowance of costs the company has recovered is warranted to address potential impacts of alleged unlawful conduct by arrested employees and contractors (see Notes B and H to the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009).

•

The amount to be collected would be in addition to $237 million collected from electric customers subject to potential refund during the rate year ended March 2009 and $254 million being collected from electric customers subject to potential refund during the rate year ending March 2010.

•	The company is unable to estimate the amount, if any, of any refund to electric customers that might be required and, accordingly, has not established a regulatory liability for a refund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/S/ ROBERT MUCCILO
Robert Muccilo
Vice President and Controller

Date: November 24, 2009